UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

FormFactor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On April 6, 2010, FormFactor, Inc. (the “Company”) initiated a plan to implement a reduction in force of approximately 106 employees in order to help focus more strategically Company resources as part of its global regionalization activities.

The activities comprising the reduction in force are expected to be completed by the end of the first quarter of fiscal 2011.  The Company has recorded a restructuring charge in connection with the plan of approximately $3.6 million in the first quarter of fiscal 2010, which is associated with one-time severance benefits. The Company also expects to record further charges of approximately $1.1 million in the second through fourth quarters of fiscal 2010 associated with retention bonuses. A substantial portion of the charges associated with the reduction are expected to result in future cash expenditures and are expected to be paid out in the first quarter of fiscal 2011.

“This reduction in force initiative represents a continuation of our global regionalization strategy to place more decision-making in regions close to our semiconductor customers and strengthening our local design, application, and service capabilities to improve customer responsiveness and enhance our relationships with our customers,” said Mario Ruscev, FormFactor’s CEO. “Toward these goals, we are moving from Livermore to Korea and Japan certain assembly and test operations from our back-end manufacturing processes and are bringing up and plan to qualify our back-end manufacturing operations in Singapore in the third quarter of fiscal 2010. This reduction in force initiative is intended to result in a lower manufacturing cost, a simplified manufacturing process and decreased cycle times for our customers.”

Statements in this report that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements relating to manufacturing costs, operations, including manufacturing process and  cycle times, business outlook, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the Company’s ability to move assembly and test operations to Korea and Japan and bring up its back-end manufacturing operations in Singapore; the Company’s ability to realize lower manufacturing costs, simplified manufacturing processes and decreased product cycle times; the Company’s overall ability to execute its global regionalization strategy; and the Company’s incurring of charges different than those currently anticipated. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the Company’s Form 10-K for the annual period ended December 26, 2009 filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the Company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this report, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FormFactor, Inc. (Registrant)

Date: April 12, 2010	By:	/s/ Jean B. Vernet
Jean B. Vernet
Senior Vice President and Chief Financial Officer

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